Exhibit 10.2
THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NUMEREX CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.
SECURED CONVERTIBLE TERM NOTE
          FOR VALUE RECEIVED, NUMEREX CORP., a Pennsylvania corporation (the “Company”), promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the “Holder”) or its registered assigns or successors in interest, the sum of Ten Million Dollars ($10,000,000), together with any accrued and unpaid interest hereon, on December 29, 2010 (the “Maturity Date”) if not sooner paid.
          Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Securities Purchase Agreement among the Company and the Holder dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”).
          The following terms shall apply to this Secured Convertible Term Note (this “Note”):
ARTICLE I
CONTRACT RATE AND AMORTIZATION
          1.1 Contract Rate. Subject to Sections 4.8 and 5.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to nine and one half percent (9.50%) (the “Contract Rate”). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on February 1, 2007 on the first business day of each consecutive calendar month thereafter through and including the Maturity Date and on the Maturity Date, whether by acceleration or otherwise.
          1.2 Intentionally Deleted
          1.3 Principal Payments. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the “Principal Amount”) shall be made by the Company commencing on July 2, 2007 and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an “Amortization Date”). Subject to Article III below, commencing on the first Amortization Date, the Company shall make monthly payments of principal to the Holder on each Amortization Date, each such payment in the amount of $238,095 together with any accrued and unpaid interest on such portion of the

Principal Amount plus any and all other unpaid amounts which are then due and owing under this Note, the Purchase Agreement and/or any other Related Agreement (collectively, the “Monthly Amount”). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchaser Agreement and/or any Related Agreement shall be due and payable on the Maturity Date.
ARTICLE II
COMPANY PAYMENT OPTIONS
          2.1 (a) Payment of Monthly Amount in Cash or Common Stock. Subject to the terms hereof, the Company shall have the sole option to determine whether to satisfy payment of the Monthly Amount on each Amortization Date either in cash or in shares of the Company’s Class A common stock, no par value per share (the “Common Stock”), or a combination of both. Each month, ten (10) days prior to an Amortization Date, the Company may deliver to the Holder a written irrevocable notice in the form of Exhibit A attached hereto electing to pay the Monthly Amount payable on the next Amortization Date in either cash or Common Stock, or a combination of both (each, a “Repayment Election Notice”) (the date by which such notice is required to be given being hereinafter referred to as the “Notice Date”). If a Repayment Election Notice is not delivered to the Holder by the Company by the applicable Notice Date for such Amortization Date, then the Monthly Amount due on such Amortization Date shall be paid in cash. If the Company elects to repay all or a portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued for such Amortization Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the Fixed Conversion Price (as defined below).
               (b) Monthly Amount Common Stock Payment Guidelines. Notwithstanding anything to the contrary contained herein, if the Company has elected to pay all or a portion of the Monthly Amount due on such Amortization Date in shares of Common Stock and the closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the seven (7) trading days preceding a Amortization Date was less than 110% of the Fixed Conversion Price, then the Company shall pay the Monthly Amount in cash instead. Any part of the Monthly Amount due on such Amortization Date that the Company did not elect to pay in shares of Common Stock shall be paid by the Company in cash on such Amortization Date. Any part of the Monthly Amount due on such Amortization Date which the Company elected to pay in shares of Common Stock but which must be paid in cash (because the closing price of the Common Stock for the seven (7) trading days preceding the applicable Amortization Date was less than 110% of the Fixed Conversion Price) shall be paid on or prior to three (3) business days following the applicable Amortization Date.
          2.2 No Effective Registration. Notwithstanding anything to the contrary herein, the Company shall not be permitted to repay any part of its obligations to the Holder hereunder in shares of Common Stock if (i) there fails to exist an effective current Registration Statement (as defined in the Registration Rights Agreement) covering resale of the shares of Common Stock to be issued in connection with such payment, or (ii) an Event of Default hereunder exists and is continuing, unless such Event of Default is cured prior to such payment being made or is otherwise waived in writing by the Holder in whole or in part at the Holder’s option.

          2.3 Optional Prepayments in Common Stock. Subject to Sections 2.2 and 3.2 hereof, if the average closing price of the Common Stock on the Principal Market is greater than 110% of the Fixed Conversion Price for a period of at least five (5) consecutive trading days, then the Company may, at its sole option, provide the Holder written notice (a “Stock Prepayment Notice”) requiring the conversion at the then applicable Fixed Conversion Price of all or a portion of the outstanding principal, interest and fees outstanding under this Note (subject to compliance with this Section 2.3 and Section 3.2), together with accrued interest on the amount being prepaid, as of the date set forth in such Stock Prepayment Notice (the “Stock Prepayment Date”). The Stock Prepayment Date shall be at least seven (7) trading days following the date of the Stock Prepayment Notice. On the Stock Prepayment Date, the Company shall deliver to the Holder certificates evidencing the shares of Common Stock issued in satisfaction of the principal and interest being prepaid. Notwithstanding the foregoing, the Company’s right to issue shares of Common Stock in satisfaction of the Company’ obligations under this Note shall be subject to the limitation that the market price of the Common Stock issued in connection with any Stock Prepayment Notice shall exceed the Fixed Conversion Price as of the Stock Prepayment Date and for the seven (7) trading days immediately preceding the Stock Prepayment Date. If the price of the Common Stock falls below 110% of the Fixed Conversion Price as of, or during the seven (7) trading day period immediately preceding the Stock Prepayment Date, then the Stock Prepayment Notice shall be null and void and no conversion shall be required hereunder.
     The Company shall not be permitted to give the Holder more than one Stock Prepayment Notice under this Note during any 22-day trading day period, and the amount of principal to be converted under each such Stock Prepayment Notice pursuant to this Section 2.3 shall not exceed the amount of Two Million Five Hundred Thousand and 00/100ths Dollars ($2,500,000.00).
     Any principal amount of this Note which is prepaid pursuant to this Section 2.3 shall be deemed to constitute payments of outstanding principal applying to the principal portion of the Monthly Amounts for the remaining Amortization Dates in chronological order.
          2.4 Optional Redemption in Cash. The Company will have the option of prepaying this Note, either in whole or in part, without premium or penalty of any kind or nature (an “Optional Cash Redemption”) by paying to the Holder a sum of cash equal to one hundred percent (100%) of the principal amount to be prepaid (together with all accrued but unpaid interest thereon and any and all other sums then due, accrued and payable to the Holder arising under this Note, the Purchase Agreement, or any Related Agreement) (each, a “Cash Redemption Amount”). The Company shall deliver to the Holder a written notice of cash redemption (each, a “Notice of Cash Redemption”) specifying the date for such Optional Cash Redemption (each, a “Cash Redemption Payment Date”), which date shall be ten (10) days after the date of the respective Notice of Cash Redemption (each, a “Cash Redemption Period”). A Notice of Cash Redemption shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion (defined below) pursuant to Section 3.1, or for conversions are elected to be made by the Holder pursuant to Section 3.1 during the Cash Redemption Period. A Cash Redemption Amount shall be determined as if such Holder’s conversion elections had been completed immediately prior to the date of the respective Notice of Cash Redemption. On a Cash Redemption Payment Date, the respective Cash Redemption Amount (plus any additional interest and fees accruing on such Cash Redemption Amount during the Cash Redemption Period) must be irrevocably paid in full in immediately available funds to the Holder. In the event the Company fail to pay a Cash Redemption Amount on a Cash Redemption Payment Date, then the respective Cash Redemption Notice shall be null and void.
          2.5 Mandatory Redemption Upon Failure to Cause an Effective Registration Statement to be Filed. If on or prior to December 29, 2007, the Borrower shall fail to file and cause to exist a current effective Registration Statement (as defined in the Registration Rights Agreement) covering resale of the shares of Common Stock underlying this Note and the Common Stock Purchase Warrant, dated as of the date hereof, granted by the Borrower to the Holder, then Holder shall have the right, upon six (6) month’s prior written notice to the Borrower, to demand repayment in full of all amounts outstanding under this Note, including, but not limited to, any penalties set forth in this Article IV and all accrued and unpaid interest and fees thereon.
ARTICLE III
CONVERSION RIGHTS AND FIXED CONVERSION PRICE
          3.1 Optional Conversion. Subject to the terms of this Article III, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or during an Event of Default (as defined in Article IV), and, subject to the limitations set forth in Section 3.2 hereof, to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of the Common Stock at the Fixed Conversion Price. For purposes hereof, subject to Section 3.6 hereof, the initial “Fixed Conversion Price” means $10.37. The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.”
          3.2 Conversion Limitation. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the proviso to the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as

amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The limitations set forth herein (x) may be waived by the Holder upon provision of no less than sixty-one (61) days prior notice to the Company and (y) shall automatically become null and void (i) following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined below), or (ii) upon receipt by the Holder of a Notice of Cash Redemption, except that at no time shall the number of shares of Common Stock beneficially owned by the Holder exceed 19.99% of the outstanding shares of Common Stock. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Holder at a price below $9.46 per share pursuant to the terms of this Note, the Purchase Agreement, any Related Agreement or otherwise, shall not exceed an aggregate of 2,529,934 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock) (the “Maximum Common Stock Issuance”), unless the issuance of Common Shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company’s shareholders. If at any point in time and from time to time the number of shares of Common Stock issued pursuant to the terms of this Note, the Purchase Agreement, any Related Agreement or otherwise, together with the number of shares of Common Stock that would then be issuable by the Company to the Holder in the event of a conversion pursuant to the terms of this Note, the Purchase Agreement, any Related Agreement or otherwise, would exceed the Maximum Common Stock Issuance but for this Section 3.2, the Company shall promptly call a shareholders meeting to solicit shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance.
          3.3 Mechanics of Holder’s Conversion. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion in substantially the form of Exhibit B hereto (appropriately completed) (“Notice of Conversion”) to the Company and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Company within two (2) Business Days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel within two (2) Business Day of the date of the delivery to the Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) Business Days after receipt by the Company of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

          3.4 Late Payments. The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, in addition to all other rights and remedies which the Holder may have under this Note, applicable law or otherwise, the Company shall, jointly and severally, pay late payments to the Holder for any late issuance of Conversion Shares in the form required pursuant to this Article III upon conversion of this Note, in the amount equal to $150 per Business Day after the Delivery Date. The Company shall, jointly and severally, make any payments incurred under this Section in immediately available funds upon demand.
          3.5 Conversion Mechanics. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price.
          3.6 Adjustment Provisions. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 3.1 shall be subject to adjustment from time to time upon the occurrence of certain events during the period that this conversion right remains outstanding, as follows:
               (a) Reclassification. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after such reclassification or other change at the sole election of the Holder.
               (b) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by the Company in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.
          3.7 Reservation of Shares. During the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Conversion Shares upon the full conversion of this Note, the Secured Convertible Term Note and the Warrants. The Company represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon the conversion of this Note.

          3.8 Registration Rights. The Holder has been granted registration rights with respect to the Conversion Shares as set forth in a Registration Rights Agreement.
          3.9 Issuance of New Note. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Article IV of this Note, the Company shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.
ARTICLE IV
EVENTS OF DEFAULT AND DEFAULT RELATED PROVISIONS
     If an Event of Default (as defined below) occurs and is continuing, the Company’s rights under Section 2.3 shall immediately cease and be of no further effect until such time as the Event of Default has been cured, or has been waived by the Holder. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder, at its sole and absolute discretion, may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder due and payable within five (5) days after written notice from Holder to the Company (each occurrence being a “Default Notice Period”), provided, however, that such Default Notice Period shall not apply to Sections 4.1, 4.4 and 4.6 below. In addition, upon acceleration of this Note because of the occurrence of an Event of Default described in either Section 4.1, Section 4.4 or Section 4.6 below, the amount due and owing to the Holder shall be one hundred fifteen percent (115%) of the outstanding principal amount of this Note (plus accrued and unpaid interest and fees, if any). If, with respect to any Event of Default other than a payment default described in Section 4.1 below, within the Default Notice Period the Borrower cures the Event of Default, the Event of Default will be deemed to no longer exist and any rights and remedies of Holder pertaining to such Event of Default will be of no further force or effect.
     The occurrence of any of the following events set forth in Sections 4.1 through 4.8, inclusive, below is an “Event of Default”:
          4.1 Failure to Pay Principal, Interest or other Fees. The Company or any of its Subsidiaries (i) fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or (ii) fails to pay when due any amount due under any other promissory note or other indebtedness issued by Company or any of its Subsidiaries that, in the aggregate for all such notes and indebtedness, has a then-current principal balance of more than Four Hundred Thousand and 00/100ths Dollars ($400,000.00).
          4.2 Breach of Covenant. The Company or any of its Subsidiaries breaches any material covenant or other term or condition of this Note, the Purchase Agreement or any other Related Agreement in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after the occurrence thereof.

          4.3 Breach of Representations and Warranties. Any material representation or warranty of the Company or any of its Subsidiaries made herein, in the Purchase Agreement, or in any Related Agreement shall have been materially false or misleading when made.
          4.4 Receiver or Trustee. The Company or any of its Subsidiaries shall make a general assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed by a person other than the Company or a Subsidiary, and such appointment by a person other than the Company or a Subsidiary shall not have been dismissed or withdrawn within 60 days of such appointment.
          4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Company, any of its Subsidiaries or any of their respective property or other assets for more than $400,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days.
          4.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its Subsidiaries and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within sixty (60) days following the commencement thereof.
          4.7 Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Company shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The “Principal Market” for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange, whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, or any securities exchange or other securities market on which the Common Stock is then being listed or traded.
          4.8 Default Under Other Agreements. The occurrence and continuance of any Event of Default under, and as defined in (i) that certain Securities Purchase Agreement, dated as of May 30, 2006, by and between the Holder and the Borrower (as amended, modified or supplemented from time to time, the “May 2006 Purchase Agreement”) or (ii) any Related Agreement (as defined in the May 2006 Purchase Agreement).
          4.9 Payment Grace Period; Default Interest. The Company shall have a three (3) business day grace period to pay any monetary amounts due under this Note (which such three (3) business day grace period must expire before an Event of Default related thereto will exist or be deemed to exist hereunder), the Purchase Agreement or any Related Agreement, after which grace period a default interest rate of five percent (5%) per annum above the then applicable interest rate hereunder shall apply to the monetary amounts due.

ARTICLE V
MISCELLANEOUS
          5.1 Conversion Privileges. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof until the date this Note is indefeasibly paid in full and irrevocably terminated.
          5.2 Cumulative Remedies. The remedies under this Note shall be cumulative.
          5.3 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.
          5.4 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effective: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address provided for the Company in the Purchase Agreement executed in connection herewith, with a copy to Arnold & Porter LLP, 555 12th Street, N.W., Washington, D.C. 20004-1206 Attn: William Carmody, and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Company or the Holder may designate by ten days advance written notice to the other parties hereto.
          5.5 Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.
          5.6 Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.
          5.7 Cost of Collection. In case of any Event of Default under this Note, the Company shall, jointly and severally, pay the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

          5.8 Governing Law, Jurisdiction and Waiver of Jury Trial.
               (a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.
               (b) THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE, THE PURCHASE AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE, THE PURCHASE AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.
               (c) THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER, AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE PURCHASE AGREEMENT, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

          5.9 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.
          5.10 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.
          5.11 Security Interest and Guarantee. The Holder has been granted a security interest (i) in certain assets of the Company as more fully described in the Master Security Agreement dated as of the date hereof and (ii) pursuant to the Pledge Agreement dated as of the date hereof. The obligations of the Company under this Note are guaranteed by certain Subsidiaries of the Company pursuant to the Subsidiary Guaranty dated as of the date hereof.
          5.12 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.
          5.13 Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).
[Balance of page intentionally left blank; signature page follows]

          IN WITNESS WHEREOF, the Company has caused this Secured Convertible Term Note to be signed in its name effective as of this 29th day of December 2006.

NUMEREX CORP.
By:	/s/ Stratton J. Nicolaides
	Name:	Stratton J. Nicolaides
	Title:	Chairman and CEO

WITNESS:
/s/ Alan B. Catherall

EXHIBIT A
REPAYMENT ELECTION NOTICE
(To be executed by the Borrower in order to pay all or part of a Monthly Amount with Common Stock)
[Name and Address of Holder]
NUMEREX CORP. hereby elects to pay $                     of the Monthly Amount due on [specify applicable Repayment Date] under the Secured Convertible Term Note issued by it dated December 29, 2006 by delivery of Shares of its Common Stock on and subject to the conditions set forth in Article II of such Note.

1. Fixed Conversion Price:	$

(1)	Amount to be paid:
$

(2)	Shares To Be Delivered (2 divided by 1):

Date:	NUMEREX CORP.

By:

Name:

Title:

EXHIBIT B
NOTICE OF CONVERSION
(To be executed by the Holder in order to convert the
Secured Convertible Term Note)
     The undersigned hereby elects to convert $___ of the principal and $___ of the interest due on the Secured Convertible Term Note dated as of December 29, 2006 (the “Note”) issued by Numerex Corp. (the “Company”) into shares of Common Stock of the Company in accordance with the terms and conditions set forth in the Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Signature:

Print Name:

Address:

Holder DWAC instructions